UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2019

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market
Series S Warrant	PSTVZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01 Other Events.

On December 18, 2019, Plus Therapeutics, Inc. (the “Company”) announced that it believes it has regained compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2.5 million, as described below.  As previously reported in a Form 8-K filed on August 21, 2019 with the Securities and Exchange Commission (“SEC”), on August 19, 2019, the Company received written notice from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was no longer in compliance with such stockholders’ equity requirement.

As of September 30, 2019, the Company’s stockholders’ equity was approximately $160,000, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and filed with the SEC on November 14, 2019. Under generally accepted accounting principles in the United States, the Company’s liability classified warrants are required to be presented at fair value at each period end, with changes in fair value recorded in the statement of operations and other comprehensive income/loss. Fair value of the Company’s liability classified warrants is determined using the Black-Scholes valuation model, which uses various inputs such as the Company’s stock price, warrant exercise price, volatility and risk-free interest rate as of the valuation date. Since September 30, 2019, the Company’s stock price has decreased, which resulted in approximately $3.1 million and $1.3 million decreases in the fair value of the Company’s liability classified warrants for the months of October 2019 and November 2019, respectively. Such decreases are recorded as a reduction of the warrant liabilities and as other income in the statement of operations and other comprehensive income/loss. Based on the foregoing, as of November 30, 2019, the Company’s stockholders’ equity was greater than the $2.5 million minimum required for continued listing on the Nasdaq Capital Market.

The Company expects to receive notice from Nasdaq confirming that the Company is in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1).  However, there can be no assurance that the Company will be able to maintain compliance with such stockholders’ equity requirement or any other requirement for continued listing on the Nasdaq Capital Market.  Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement, and if the Company does not evidence continued compliance with the requirement at the time the Company files its Annual Report on Form 10-K for the year ending December 31, 2019, the Company’s common stock may be subject to delisting.

***

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements, including statements about the Company’s compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1). In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions, including the risks described under the heading “Risk Factors” in the Company’s SEC filings, including the Company’s annual and quarterly reports. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date: December 18, 2019	By: /s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer